UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2016

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant As Specified in Charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2016, Lori W. Silverstein gave notice of her resignation as Senior Vice President, Controller of Boston Properties, Inc. (the “Company”) effective as of May 13, 2016 to pursue other opportunities. Ms. Silverstein specifically acknowledged that her resignation did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

In addition, in connection with Ms. Silverstein’s resignation, Michael E. LaBelle, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, assumed Ms. Silverstein’s responsibilities as the Company’s principal accounting officer effective as of April 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

	By:	Boston Properties, Inc., its General Partner

Date: May 3, 2016	By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer